SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 29, 2012

Date of Report (Date of earliest event reported)

EDGAR Online, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32194	06-1447017
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11200 Rockville Pike, Suite 310, Rockville, MD 20852

(Address of principal executive offices) (Zip Code)

(301) 287-0300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On June 29, 2012 (the “Amendment Date”), EDGAR Online, Inc. (the “Company”) entered into a First Amendment to Amended and Restated Loan and Security Agreement (the “Amendment”) with Silicon Valley Bank (“SVB”), which serves to amend that certain Amended and Restated Loan and Security Agreement dated February 28, 2012 (the “Agreement”) between the Company and SVB.

The Amendment provides, generally, for a temporary suspension of the requirement to comply with the Agreement’s Adjusted EBITDA financial covenant for the period from May 31, 2012 through August 31, 2012. The Amendment also restricts the Company’s ability to borrow under the Agreement’s working capital line of credit until the Company has delivered reports to SVB confirming its compliance with the Adjusted EBITDA covenant for the measurement period ending on September 30, 2012.

The foregoing summary of the terms of the Amendment is qualified in its entirety by the actual terms of the Amendment that is filed as Exhibit 99.1 to this Report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	First Amendment to Amended and Restated Loan and Security Agreement dated June 29, 2012 by and between EDGAR Online, Inc. and Silicon Valley Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2012	EDGAR ONLINE, INC.

/s/ David Price
David Price
Chief Operating Officer and Chief Financial Officer

EDGAR® is a federally registered trademark of the U. S. Securities and Exchange Commission. EDGAR Online is not affiliated with or approved by the U.S. Securities and Exchange Commission.